Exhibit 99.1

Fluent Strengthens Customer Acquisition Capabilities for its Growing Roster of Global Brands with Full Acquisition of Winopoly, LLC

Leading Performance Marketing Company Also Launches Fluent Sales Solutions – a New Business Division Focused on Delivering End-to-End Omnichannel Consumer Acquisition Solutions to Advertisers

NEW YORK, September 7, 2021 (GLOBE NEWSWIRE) — Fluent, Inc. (NASDAQ: FLNT), a leading performance marketing company, announced today that it has fully acquired Winopoly, LLC. A complementary marketplace matching consumers to brands through engaging content and live agent solutions, the acquisition of Winopoly augments Fluent’s existing capabilities.

Fluent acquired a 50% stake in Winopoly on April 1, 2020. With this full acquisition, Fluent accelerates its ability to provide end-to-end, personalized customer acquisition solutions to a growing roster of top-tier, global brands.

To maximize the company’s evolving capabilities, Fluent is also launching Fluent Sales Solutions, a new business division designed to reach consumers shopping within high-consideration categories including Medicare, Life Insurance, Auto Insurance, Home Services, Financial Services, and Legal Services. With the full integration of Winopoly, Fluent Sales Solutions will enable companies within these categories to engage high-intent consumers via their preferred channels – digital, live agent, and traditional offline.

“We are thrilled to onboard the Winopoly team and fully integrate these colleagues into our launch of Fluent Sales Solutions,” said Matthew Conlin, Chief Customer Officer and Co-Founder of Fluent. “With over 25 years of experience in call center management and best-in-class compliance protocols, the Winopoly team will enable us to further expand our media footprint and develop products that drive value and accelerated growth for world class brands in the US and abroad.”

“I am proud and excited about what both teams have been able to accomplish in a short 18 months - we established foundational “anchor/premier” partnerships in which Fluent and our brand partners sit together to co-author strategies that will accelerate sales. I look forward to continuing to grow those partnerships – as well as fostering new ones.” said Luciano Rammairone, Winopoly’s Founder.

About Fluent, Inc.
Fluent, Inc. (NASDAQ: FLNT) is a leading performance marketing company with an expertise in creating meaningful connections between consumers and brands. Leveraging our proprietary first-party data asset of opted-in consumer profiles, Fluent, Inc. drives intelligent growth strategies that deliver superior outcomes. Founded in 2010, the company is headquartered in New York City.

About Winopoly
Winopoly, LLC is a performance-based publishing company that specializes in consumer engagement through sustainable and productive digital meeting places bringing buyers and sellers together. We combine state-of-art art technology and the power of mobile communications to present impactful product and services opportunities to our members.

Forward-Looking Statements

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the retention of key employees of Winopoly; the ability of Fluent to successfully integrate Winopoly to achieve expected benefits; the ability to maintain and grow key Winopoly client relationships; the ability to develop new products and services and enhance existing ones; competition; the potential effects of existing and new laws, rules or regulations; failure to maintain the integrity of systems and infrastructure through integration; and failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. Readers are also advised to consider the factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information:
Investor Relations
Fluent, Inc.
(917) 310-2070
InvestorRelations@fluentco.com